Exhibit 10.2

EXECUTION VERSION

SECOND WAIVER AND AMENDMENT TO CREDIT AGREEMENT

This Second Waiver and Amendment to Credit Agreement, dated and effective as of June 28, 2022 (this “Amendment”), is between GWG DLP Funding VI, LLC, a Delaware limited liability company (the “Borrower”), and National Founders LP, a Delaware limited partnership (“National Founders”), in its individual capacity as the sole Lender (as defined below) under the Credit Agreement referenced below and in its capacity as the administrative agent under the Credit Agreement (in such latter capacity, the “Administrative Agent”).

WHEREAS, the Borrower is the borrower under that certain credit agreement, dated as of August 11, 2021 (such credit agreement, as in effect immediately prior to the waivers and amendments being effected by this Amendment, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (each capitalized term used but not otherwise defined in this Amendment has the meaning given to such term in the Credit Agreement); and

WHEREAS, Section 10.1 of the Credit Agreement permits the provisions of the Credit Agreement to be waived and amended from time to time pursuant to the conditions set forth therein.

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lender hereto and the Administrative Agent hereby agree as follows:

Section 1. Waiver Under Credit Agreement.

(a) At the Borrower’s request, the sole Lender hereby agrees that, subject to the condition that all of the representations and warranties made by the Borrower in Section 4 are true and correct in all respects on the date hereof (after giving effect to this Amendment), a circumstance described in Section 8.1(b) of the Credit Agreement which occurs during the Waiver Period (as defined below) will not constitute an Event of Default or a Default. For purposes of clarification, if any representation or warranty made by the Borrower in Section 4 is untrue in any respect on the date hereof (after giving effect to this Amendment), the waiver described in the immediately preceding sentence shall be ineffective and void.

(b) As used herein, the term “Waiver Period” means the period from the date hereof to the earlier to occur of:

(i) September 16, 2022 or such later date that the Administrative Agent (in its sole discretion) may designate in writing from time to time; and

(ii) the occurrence of any Default or Event of Default on or after the date hereof (other than any Default that has occurred and is continuing on the date hereof under Section 8.1(b) of the Credit Agreement).

(c) Without limiting any other right of the Administrative Agent under any Loan Document, the Administrative Agent shall be permitted to instruct the Securities Intermediary to transfer funds from the Collection Account to the Reserve Account from time to time during the Waiver Period so that the amount of funds in the Reserve Account immediately after giving effect to such transfer is not greater than the Required Reserve Amount as of the Remittance Date occurring immediately prior to the day on which such transfer occurs (or if such day is a Remittance Date, not greater than the Required Reserve Amount as of such day).

Section 2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in the applicable alphabetical order:

“Management Fee” means, with respect to any Remittance Date (a “Subject Remittance Date”), an amount equal to the sum of:

(i)	the product of (1) $291.67 and (2) the number of Policies that constituted an Eligible Policy as of the first day of the Monthly Period in which such Subject Remittance Date occurs (excluding, for purposes of this clause (2), any Policy with respect to which the Death Benefit with respect to such Policy has been paid in full as of such first day); provided, however, if such first day occurred prior to July 1, 2022 or occurs on or after the Management Fee End Date, then this clause (i) shall equal zero Dollars; and

(ii)	the amount of the Management Fee with respect to the Remittance Date that occurred immediately prior to such Subject Remittance Date that was not paid to GWG Life pursuant Section 2.4(b)(i)(E) on such Remittance Date (which amount may be zero Dollars), regardless of whether or not such Subject Remittance Date occurs on or after the Management Fee End Date.

For purposes of clarification, the Management Fee with respect to any Remittance Date prior to July 18, 2022 equals zero Dollars.

“Management Fee End Date” means the earlier to occur of (i) November 2, 2022 and (ii) the first day following June 28, 2022 on which any Default or Event of Default occurs.

(b) The definition of Collections in Section 1.1 of the Credit Agreement is hereby amended by replacing each reference to “Section 2.4(b)(i)(I)” therein with “Section 2.4(b)(i)(J)”.

(c) The definition of Excess Cash Flow Percentage in Section 1.1 of the Credit Agreement is hereby amended by replacing each reference to “Sections 2.4(b)(i)(A) through (F)” therein with “Sections 2.4(b)(i)(A) through (G)”.

(d) The definition of Required Principal Amortization Amount in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “Sections 2.4(b)(i)(A) through (E)” therein with “Sections 2.4(b)(i)(A) through (F)”.

(e) Section 2.4(b)(i)(B) of the Credit Agreement is hereby amended by replacing the reference to “Section 2.4(b)(i)(D) or (F)” therein with “Section 2.4(b)(i)(D) or (G)”.

(f) Sections 2.4(b)(i)(E) through (I) of the Credit Agreement are hereby amended and restated as follows:

“(E) fifth, to GWG Life, an amount equal to the Management Fee with respect to such Remittance Date;

(F) sixth, to the Reserve Account, the amount, if any, necessary to cause the amount on deposit therein to at least equal the Required Reserve Amount with respect to such Remittance Date;

(G) seventh, to the Administrative Agent for the account of the Lenders, an amount equal to the Required Principal Amortization Amount (which may be zero) with respect to such Remittance Date, for application to the repayment of the one or more Loans;

(H) eighth, on a pari passu basis, to the Collateral Account Bank, the Securities Intermediary, the Servicer, the Valuation Agent and each other Third Party Indemnitee, to the payment of all Servicing Fees, Valuation Agent Fees and other amounts (including in respect of any indemnification obligation) then due and payable by the Borrower under a Collateral Account Control Agreement, the Securities Intermediary Agreement, the Valuation Agreement or the Servicing Agreement, to the extent not transferred pursuant to Section 2.4(b)(i)(A);

(I) ninth, to the SI Premium/Expense Account, an amount for payment of Borrower Expenses that are then due and payable or that will become due and payable prior to the next Remittance Date, to the extent not transferred pursuant to Section 2.4(b)(i)(C); and”.

(g) Section 2.4(b)(i) of the Credit Agreement is hereby amended by adding the following as a new clause thereof immediately following Section 2.4(b)(i)(I) of the Credit Agreement:

“(J) tenth, to the Borrower by deposit into the Borrower Account, any such Available Funds remaining. For the avoidance of doubt, no Restricted Payment from any such Available Funds shall be permitted, other than pursuant to Section 7.6.”.

(h) Section 2.4(e) of the Credit Agreement is hereby amended by replacing the reference to “Section 2.4(b)(i)(A) or (E)” therein with “Section 2.4(b)(i)(A) or (F)”.

(i) The form of Remittance Report shall be amended to reflect the applicable amendments to the Credit Agreement effected by the foregoing provisions of this Section 2.

Section 3. Certain Acknowledgments and Agreements. The Borrower expressly acknowledges and agrees that, without limiting any other right of the Administrative Agent or any Lender under any Loan Document, the Administrative Agent shall be permitted to make one or more Protective Advances pursuant to Section 2.13 of the Credit Agreement during the Waiver Period to the same extent that the Administrative Agent would be permitted to do so if the waiver described in Section 1 had not been granted.

Section 4. Certain Representations and Warranties of the Borrower. On and as of the date hereof, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) The representations and warranties set forth in the following sections of the Credit Agreement are true and correct on and as of the date hereof: 5.1 through 5.6; 5.8 through 5.14; 5.16; 5.18 (other than clause (c) thereof); and 5.19 through 5.29.

(b) No Loan Party has any Contractual Obligations other than pursuant to the Loan Documents to which it is party. No Default or Event of Default has occurred and is continuing, other than a Default under Section 8.1(b) of the Credit Agreement with respect to the Remittance Date that occurred on May 16, 2022.

(c) The true and correct U.S. taxpayer identification numbers of the Loan Parties are set forth on Schedule 5.15 of the Credit Agreement. Each Loan Party’s exact legal name on the date hereof and any prior legal names, and each Loan Party’s jurisdiction of organization, organizational identification number and registered office since such Loan Party’s date of organization, are, in each case, as set forth on Schedule 5.15 of the Credit Agreement. Except as set forth on Schedule 5.15 of the Credit Agreement, no Loan Party has changed its name nor does it have any trade names, fictitious names, assumed names or “doing business” names.

(d) Each Pool Policy is an Eligible Policy. Each Pool Policy included in the calculation of the Borrowing Base in any Remittance Report or Borrowing Base Certificate delivered prior to the date hereof was an Eligible Policy as of the date of calculation of the Borrowing Base set forth in such Remittance Report or Borrowing Base Certificate, as the case may be.

(e) The data set forth in the Data Tape that the Borrower delivered in connection with the Monthly Period Determination Date that occurred in June 2022 was true and correct in all material respects as of the date of such Data Tape.

(f) No Beal LSA Default/Event of Default (as defined in the waiver, dated February 24, 2022, among the Borrower, National Founders, in its individual capacity as the sole Lender, and the Administrative Agent) has occurred and is continuing as of the date hereof.

Section 5. Release.

(a) The Borrower, on its own behalf and on behalf of each subsidiary of the Borrower, each manager, director, officer and employee of the Borrower or any such subsidiary, each predecessor, successor, assign, heir, executor, administrator, agent and other legal representative of the Borrower or any such other Person and any Person claiming by or through any or all of the foregoing (collectively, the “Borrower Releasors”):

(i) acknowledges and confirms that it does not have any ground to challenge, and agrees not to challenge or otherwise allege or pursue any matter, cause or claim that challenges, in any case based upon any act or omission of any Indemnitee occurring prior to the date hereof or any fact otherwise known to it as of the date hereof, the effectiveness, the genuineness, validity, collectability or enforceability of or under this Amendment; and

(ii) unconditionally and forever waives, remises, releases, discharges and holds harmless each Indemnitee, each Affiliate of any Indemnitee, each member, stockholder, manager, director, officer, employee, attorney, agent or representative of any Indemnitee or any such Affiliate, each predecessor, successor, assign, heir, executor, administrator, agent and other legal representative of any Indemnitee, any such Affiliate or any such other Person and any Person claiming by or through any or all of the foregoing (collectively, the “Released Persons”), from and against, and agrees not to allege or pursue any or all of, any action, cause of action, suit, debt, liability, loss, expense, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, whether in law, equity or otherwise, which any of any Borrower Releasor ever had, now has, may have, or claim to have against any of the Released Persons, by reason of any matter, cause or thing whatsoever, with respect to any event or omission occurring or arising on or prior to the date hereof and directly relating to this Amendment, any transaction directly relating hereto or any action or omission directly in connection herewith (collectively, the “Claims”).

(b) The foregoing release shall be construed in the broadest sense possible.

(c) The Borrower, on its own behalf and on behalf of each other Borrower Releasor, represents and warrants, hereby absolutely, unconditionally and irrevocably agrees never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way or foment any suit, action or other proceeding (at law, in equity, in any regulatory proceeding or otherwise), or otherwise seek any recovery, or to attack the amount, validity or priority of any payment or performance obligation (including any right to any security therefor), contingent or otherwise, under any of the Loan Documents, against any Released Person based on any of the Claims being released hereby.

(d) The Borrower, on its own behalf and on behalf of each other Borrower Releasor, hereby specifically represents, warrants, acknowledges and agrees that (i) none of the provisions of this Section 5 shall be construed as or constitute an admission of any liability on the part of any Released Person and (ii) the provisions of this Section 5 shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory, equitable or other.

Section 6. Miscellaneous.

(a) Nothing contained herein shall, by implication or otherwise, be deemed to constitute a waiver or amendment of, or a consent to the departure from, any term, provision or condition of the Credit Agreement or any other Loan Document, except as expressly set forth in Section 1 or 2, or limit, impair or prejudice any right, power or remedy that any party to, or third party beneficiary of, a Loan Document may now or in the future have under such Loan Document or otherwise under any Law or at equity, which shall remain in full force and effect, and the Administrative Agent and each Lender hereby reserve all such rights and remedies. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents, for any purpose, except as expressly set forth in Section 1 or 2. This Amendment does not constitute a waiver of any now or hereafter existing Default or Event of Default (including any Default or Event of Default that may exist from a circumstance described in National Founders’ December 1, 2021 letter to the Borrower), except as expressly set forth in Section 1, or any right, power, privilege, remedy, recourse or defense available to any Lender or the Administrative Agent now or in the future under any Loan Document (including under Section 8.2 of the Credit Agreement), or under any Law or in equity, with respect to any such Default or Event of Default.

(b) The waiver by any party of a breach of any provision of any Loan Document, or otherwise of any Default or Event of Default, shall not operate or be construed as a waiver of any subsequent or other breach, Default or Event of Default, whether or not similar, and no such waiver shall operate or be construed as a continuing waiver unless so provided. No delay on the part of any party in exercising any right, power, privilege, remedy, recourse or defense under any Loan Document (including under Section 8.2 of the Credit Agreement), or under any Law or in equity, shall operate as a waiver thereof, and no single or partial exercise of any such right, power, privilege, remedy, recourse or defense shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege, remedy, recourse or defense under any Loan Document or under any Law or in equity. All rights, powers, privileges, remedies, recourse or defenses existing under the Loan Documents, or any single Loan Document, or at law or in equity, are cumulative to, and not exclusive of, any right, power, privilege, remedy, recourse or defense otherwise available.

(c) This Amendment is a Loan Document.

(d) This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Upon each of the Borrower, National Founders and the Administrative Agent delivering an executed counterpart of this Amendment to each such other party, this Amendment shall become effective with deemed effect as of 12:00 a.m., EDT, on the date hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(f) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) For all purposes of this Amendment, except as otherwise expressly provided for in this Amendment or unless the context of this Amendment otherwise requires: (i) whenever the words “include,” “includes” or “including” are used in this Amendment they shall be deemed to be followed by the words “without limitation”; (ii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment, and article, section, schedule and exhibit references shall refer to this Amendment unless otherwise specified; (iii) the meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms; (iv) words herein of any gender are deemed to include the other gender and the neuter, and vice-versa; (v) a reference herein to any party to this Amendment or any other agreement or document shall be deemed to refer to any Person that becomes (or became, if applicable) a successor or permitted assign of such party, upon the occurrence thereof; (vi) a reference herein to any agreement or other document shall be to such agreement or other document (together with the schedules, exhibits and other attachments thereto) as it may have been or may hereafter be amended, modified, supplemented, waived or restated from time to time in accordance with its terms and the terms hereof (if applicable thereto); (vii) a reference herein to any treaty or other legislation or to any provision of any treaty or other legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and rules issued thereunder or pursuant thereto, in each case whether prior to, on or after the date hereof; (viii) all references herein to “$,” “funds” and “dollars” refer to United States currency; (ix) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (x) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, each of the words “to” and “until” means “to and excluding” and the word “through” means “to and including”.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

GWG DLP FUNDING VI, LLC

By:
Name:
Title:

NATIONAL FOUNDERS LP,
as the Administrative Agent

By:
Name:
Title:

NATIONAL FOUNDERS LP,
as a Lender

By:
Name:
Title:

[Second Waiver and Amendment]

ACKNOWLEDGMENT AND RELEASE

The Parent acknowledges the foregoing and agrees that the foregoing does not in any respect amend, modify, reduce, release or discharge (i) any of the Parent’s obligations under the Parent Security Agreement or any other Loan Document to which the Parent is a party or (ii) any Lien or other security interest that the Parent has granted, or hereafter grants, under the Parent Security Agreement. The Parent furthermore acknowledges and agrees that the terms and provisions of the Limited Guarantee and the other Loan Documents, as amended by this Amendment in the case of the Credit Agreement, are and shall remain in full force and effect and shall continue to constitute the legal, valid, binding and enforceable obligations of each Loan Party party thereto.

The Parent, on its own behalf and on behalf of each subsidiary of the Parent, each manager, director, officer and employee of the Parent or any such subsidiary, each predecessor, successor, assign, heir, executor, administrator, agent and other legal representative of the Parent or any such other Person and any Person claiming by or through any or all of the foregoing (collectively, the “Parent Releasors”):

(i) acknowledges and confirms that it does not have any ground to challenge, and agrees not to challenge or otherwise allege or pursue any matter, cause or claim that challenges, in any case based upon any act or omission of any Indemnitee occurring prior to the date hereof or any fact otherwise known to it as of the date hereof, the effectiveness, the genuineness, validity, collectability or enforceability of or under this Amendment; and

(ii) unconditionally and forever waives, remises, releases, discharges and holds harmless each Released Person, from and against, and agrees not to allege or pursue any or all of, any Claim.

The foregoing release shall be construed in the broadest sense possible.

The Parent, on its own behalf and on behalf of each other Parent Releasor, represents and warrants, hereby absolutely, unconditionally and irrevocably agrees never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way or foment any suit, action or other proceeding (at law, in equity, in any regulatory proceeding or otherwise), or otherwise seek any recovery, or to attack the amount, validity or priority of any payment or performance obligation (including any right to any security therefor), contingent or otherwise, under any of the Loan Documents, against any Released Person based on any of the Claims being released hereby.

The Parent, on its own behalf and on behalf of each other Parent Releasor, hereby specifically represents, warrants, acknowledges and agrees that (i) none of the provisions of the foregoing general release shall be construed as or constitute an admission of any liability on the part of any Released Person and (ii) the provisions of the foregoing general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory, equitable or other.

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GWG DLP FUNDING HOLDINGS VI, LLC

By:
Name:
Title:

[Second Waiver and Amendment]

ACKNOWLEDGMENT AND RELEASE

GWG Holdings acknowledges the foregoing and agrees that the foregoing does not in any respect amend, modify, reduce, release or discharge any of GWG Holdings’ obligations under the Limited Guarantee or any other Loan Document to which GWG Holdings is a party. GWG Holdings furthermore acknowledges and agrees that the terms and provisions of the Limited Guarantee and the other Loan Documents, as amended by this Amendment in the case of the Credit Agreement, are and shall remain in full force and effect and are hereby ratified and confirmed and shall continue to constitute the legal, valid, binding and enforceable obligations of each Loan Party party thereto.

GWG Holdings, on its own behalf and on behalf of each Affiliate of GWG Holdings other than the Parent or any subsidiary of the Parent (including the Borrower or any subsidiary of the Borrower), each manager, director, officer and employee of GWG Holdings or any such Affiliate, each predecessor, successor, assign, heir, executor, administrator, agent and other legal representative of GWG Holdings or any such other Person and any Person claiming by or through any or all of the foregoing (collectively, the “GWG Holdings Releasors”):

(i) acknowledges and confirms that it does not have any ground to challenge, and agrees not to challenge or otherwise allege or pursue any matter, cause or claim that challenges, in any case based upon any act or omission of any Indemnitee occurring prior to the date hereof or any fact otherwise known to it as of the date hereof, the effectiveness, the genuineness, validity, collectability or enforceability of or under this Amendment; and

(ii) unconditionally and forever waives, remises, releases, discharges and holds harmless each Released Person, from and against, and agrees not to allege or pursue any or all of, any Claim.

The foregoing release shall be construed in the broadest sense possible.

GWG Holdings, on its own behalf and on behalf of each other GWG Holdings Releasor, represents and warrants, hereby absolutely, unconditionally and irrevocably agrees never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way or foment any suit, action or other proceeding (at law, in equity, in any regulatory proceeding or otherwise), or otherwise seek any recovery, or to attack the amount, validity or priority of any payment or performance obligation (including any right to any security therefor), contingent or otherwise, under any of the Loan Documents, against any Released Person based on any of the Claims being released hereby.

GWG Holdings, on its own behalf and on behalf of each other GWG Holdings Releasor, hereby specifically represents, warrants, acknowledges and agrees that (i) none of the provisions of the foregoing general release shall be construed as or constitute an admission of any liability on the part of any Released Person and (ii) the provisions of the foregoing general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory, equitable or other.

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GWG HOLDINGS, INC.

By:
Name:
Title:

[Second Waiver and Amendment]